UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2011

RODMAN & RENSHAW CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, New York, New York	10020
(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 22, 2011, Anthony M. Sanfilippo, president of Rodman & Renshaw Capital Group, Inc. (“Rodman”), was appointed to the Rodman Board of Directors filling an existing vacancy.

Anthony M. Sanfilippo, age 54, has been the president of Rodman since the merger of Hudson (defined below) with and into Merger Sub (defined below) in April 2011. Prior to that he was a director of Hudson and served as its chief executive officer from October 2009 through the April 2011. From June 2007 until joining Hudson, Mr. Sanfilippo was Managing Partner of Etico Capital, a boutique merchant bank he co-founded. From January 2004 to February 2006, he served as head of US Equity Trading for Jefferies & Company, Inc, a subsidiary of Jefferies Group Inc. (ticker: JEF). Mr. Sanfilippo was an employee of Knight Trading Group (now known as Knight Capital Group, Inc.) (ticker:KCG)) from November 1997 to June 2003, where he served as executive vice president, and, from January 2002 to May 2002, as interim chief executive officer. Mr. Sanfilippo served as President and chief executive officer of Knight Capital Markets, a division of Knight (previously known as Trimark) and joined Knight when Tradetech Securities, a company he founded and managed as president and chief executive officer, was acquired by Knight in November 1997. Mr. Sanfilippo has no family relationship with any other officer or director of Rodman.

On April 8, 2011, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of January 4, 2011, among Rodman, HHC Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Rodman (“Merger Sub”), and Hudson Holdings Corporation, a Delaware corporation (“Hudson”), Hudson merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger. As a result of the Merger, Hudson’s existence as an independent corporation was terminated with its operations continuing through the Merger Sub. Hudson provided a full range of corporate finance, advisory, and capital markets services and institutional equity research focused on the small- and mid-cap marketplace. At the time of the Merger, Mr. Sanfilippo was a director of Hudson and was serving as its chief executive officer. Simultaneous with the closing of the Merger, Rodman entered into an employment agreement with Mr. Sanfilippo, providing for his employment as president of Rodman.

A Current Report on Form 8-K with respect to the closing of the Merger and the terms of Mr. Sanfilippo’s employment arrangement with Rodman was filed with the Securities and Exchange Commission on April 14, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rodman & Renshaw Capital Group, Inc.

Dated: July 22, 2011	By:	/s/ David J. Horin
David J. Horin
Chief Financial Officer